Exhibit 99.1

PART I

Item 1.    Business

Note: The information contained in this Item has been updated for the changes in reportable segments. The resulting changes are as follows:

•	The introduction of our reportable segments under the caption "Financial Information About Operating Segments and Geographic Areas" has been updated to disclose the new reporting structure.

•	The revenue data, segment descriptions and aggregation of solutions by segment under the caption "Revenues by Segment" have been recast to reflect the changes in organizational structure.

•	The "Sales and Marketing" caption has been updated to describe the organizational changes with respect to these functions.

This Item has not been updated for any other changes since the filing of the 2014 Annual Report on Form 10-K (“2014 Annual Report”) with the U.S. Securities and Exchange Commission ("SEC") on February 27, 2015. For developments since the filing of the 2014 Annual Report, refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and other filings by the Company with the SEC.

Overview

FIS is a global leader in banking and payments technology as well as consulting and outsourcing solutions. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Florida, FIS employs more than 40,000 people worldwide and holds leadership positions in payment processing and banking solutions. Through our Capco brand, we deliver globally a wide range of information technology consulting, advisory and transformational services to financial institutions. Providing software, services and outsourcing of the technology that drives financial institutions, FIS is a member of the Fortune 500 and is a member of Standard & Poor’s 500® Index.

FIS is incorporated under the laws of the State of Georgia as Fidelity National Information Services, Inc. and our stock is traded on the New York Stock Exchange under the trading symbol "FIS".

We help clients address and solve their critical and challenging business and technology problems by leveraging the breadth and depth of our software applications and services, our collective experience, our broad range of successful methodologies and our global scale. We have grown organically as well as through acquisitions, which have contributed applications and service expansion capabilities that complement or enhance our existing offerings and diversify our revenues by clients, geography and service offering. These acquired offerings include integrated consulting services, integrated core banking and payment solutions, mobile banking solutions, wealth management services, item processing services, card issuer services, risk management solutions, electronic loan amendment applications and services, electronic funds transfer ("EFT") services, and prepaid/gift card processing for all sizes of financial institutions, including community banks and credit unions. Many of these solutions are also sold to other commercial businesses. These strategic acquisitions have enabled us to broaden our available solution sets, scale our operations, develop our global consulting expertise, expand and diversify our client base and strengthen our competitive position. We continue to invest in our solutions and services, looking to innovate and enhance them to deliver more value to our clients.

Financial Information About Operating Segments and Geographic Areas

In March 2015, we finalized a reorganization and are streamlining our global operations in response to market conditions and to meet the demand of specific client needs more efficiently. This realignment resulted in the formation of two new reportable segments to focus on growth and the specific market demands of our clients in our two principal markets.

The Integrated Financial Solutions (“IFS”) segment was formed to serve regional and community North American financial institutions and the Global Financial Solutions (“GFS”) segment was formed to serve large, global and international financial institutions. In connection with the realignment, the Company’s management and existing solutions and services were assigned to one of these two segments. These changes are designed to improve the Company’s focus on delivering superior solutions and services that address the specific and emerging needs of the respective principal markets’ clients and their customers.

As a result of these changes, information that the Company’s chief operating decision maker (“CODM”) regularly reviews for purposes of allocating resources and assessing performance changed. Therefore, beginning in the first quarter 2015, the Company began reporting its financial performance based on the three reportable segments described below under the caption Revenues by Segment.

Competitive Strengths

We believe that our competitive strengths include the following:

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Brand — FIS has built a global brand known for market leading solutions, innovation and thought leadership in the financial services sector. Capco likewise has a strong brand in integrated consulting and advisory technology strategy and services in this sector.

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Global Reach, Distribution and Scale — Our worldwide presence, breadth and depth of solution offerings, client diversity, established infrastructure and employee skills and competencies enable us to leverage our client relationships and global scale to drive revenue growth and operating efficiency.   We are a global leader in the primary markets we serve, supported by a large, knowledgeable talent pool of employees around the world.

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Extensive Domain Expertise and Portfolio Depth — FIS has a significant number and wide range of high-quality software applications and service offerings that have been developed over many years with substantial input from our clients. We leverage our industry and technology knowledge and experience to tailor these applications and service offerings to deliver comprehensive business solutions that address specific needs of our clients and our clients' customers. These solutions include a wide range of flexible service arrangements for the deployment and support of our software, from cloud-based offerings to managed processing arrangements to traditional license and maintenance approaches, either at the client’s site or at an FIS location. Our broad solution set allows us to bundle tailored and/or integrated solutions to compete effectively. In addition, FIS is able to use the modular nature of our software applications and our ability to integrate many of our applications and services with the solutions of others to provide customized solutions that respond to individualized client needs. We understand the needs of our clients and their customers and have developed innovative solutions that we believe give them a competitive advantage, reducing their operating costs and improving their productivity.

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Excellent Relationship with Clients — Our client-centered approach has enabled us to establish deep and long-lasting client relationships. A significant percentage of FIS’ services are provided under multi-year, recurring contracts, which allows us to develop close partnerships with these clients resulting in high client retention rates. As the breadth and value proposition of FIS’ service offerings has expanded, our access to our clients’ executives and their interest in our solutions and services has increased, presenting greater opportunities for cross-selling and upselling broader integrated solutions to them.

Strategy

Our mission is to provide our clients with superior solutions and services, which we believe will assist our clients in their respective marketplaces and will result in sustained revenue and earnings growth for our shareholders. Our strategy to achieve this goal has been and continues to be built on the following pillars:

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Support Our Clients Through Transformation — Changing market dynamics, particularly in the areas of information security, regulation and innovation, are transforming the way our clients operate, which is driving incremental demand for our leveraged solutions and consulting expertise. As clients evaluate technology, business process changes and vendor risks, our depth of services capabilities enables us to become involved earlier in their planning and design process and assist them as they manage through these changes.

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Expand Client Relationships  — The overall market we serve continues to gravitate beyond single-product purchases to multi-solution partnerships. As the market dynamics shift, our clients may rely more on our multidimensional, integrated service offerings. Our leveraged solutions and processing expertise, along with our consulting and advisory services, can produce meaningful value and cost savings for our clients through more efficient operating processes, improved experience and service quality and convenience for our clients' customers.

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Build , Buy, or Partner to Add Solutions to Cross-Sell — We continue to invest in growth through internal product development, as well as through product-focused or market-centric acquisitions and equity investments that complement and extend our existing solutions and capabilities, providing us with additional solutions to cross-sell. We also partner from time to time with other entities to provide comprehensive offerings to our clients. By investing in solution innovation and integration, we continue to expand our value proposition to clients.

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Continually Improve to Drive Margin Expansion  — We strive to optimize our performance through investments in infrastructure enhancements, our workforce and other measures that are designed to create organic revenue and margin expansion.

•	Build Global Diversification — We continue to deploy resources in global markets where we expect to achieve meaningful scale.

Revenues by Segment

The table below summarizes our revenues by reporting segment (in millions):

	2014	2013	2012
IFS	$3,858.8	$3,712.0	$3,554.0
GFS	2,557.3	2,353.9	2,241.6
Corporate & Other	(2.3)	(2.5)	0.2
Total Consolidated Revenues	$6,413.8	$6,063.4	$5,795.8

Integrated Financial Solutions

The Integrated Financial Solutions segment is focused on serving the North American regional and community bank market for transaction and account processing, payment solutions, channel solutions, digital channels, risk and compliance solutions, and services, capitalizing on the continuing trend to outsource these solutions. Clients in this segment include regional and community banks, credit unions, commercial lenders, independent community and savings institutions as well as government institutions, merchants and other commercial organizations. This market is primarily served through integrated solutions delivered from leveraged platforms and characterized by multi-year processing contracts that generate highly recurring revenues.

Our solutions in this segment include:

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Core Processing and Ancillary Applications.  Our core processing software applications are designed to run banking processes for our financial institution clients, including deposit and lending systems, customer management, and other central management systems, serving as the system of record for processed activity. The core applications in this segment are generally operated on an outsourced basis. We also offer a number of services that are ancillary to the primary applications listed above, including branch automation, back office support systems and compliance support. In addition, our wealth management services address the specific needs of the affluent markets as well as commercial clients.

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Channel Solutions, including Internet, Mobile and eBanking.  Our comprehensive suite of retail banking delivery applications enables financial institutions to integrate and streamline customer-facing operations and back-office processes, thereby improving customer interaction across all channels (e.g., branch offices, Internet, ATM, Mobile, call centers). FIS' focus on consumer access has driven significant market innovation in this area, with multi-channel and multi-host solutions and a strategy that provides tight integration of services and a seamless customer experience. FIS is a leader in mobile banking solutions and electronic banking enabling clients to manage banking and payments through the Internet, mobile devices and telephone. Our corporate electronic banking solutions provide commercial treasury capabilities including cash management services and multi-bank collection and disbursement services that address the specialized needs of corporate clients. FIS systems provide full accounting and reconciliation for such transactions, serving here also as the system of record.

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Fraud, Risk Management and Compliance Solutions.  Our decision solutions offer a spectrum of options that cover the account lifecycle from helping to identify qualified account applicants to managing existing customer accounts and fraud. Our applications include know-your-customer, new account decisioning and opening, account and transaction management, fraud management and collections. Our risk management services use our proprietary risk management models and data sources to assist in detecting fraud and assessing the risk of opening a new account or accepting a check at either the point-of-sale, a physical branch location, or through the Internet. Our systems use a combination of advanced authentication procedures, predictive analytics, artificial intelligence modeling and proprietary and shared databases to assess and detect fraud risk for deposit transactions for financial institutions. We also provide outsourced risk management and compliance solutions that are configurable to a client's regulatory and risk management requirements.

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Electronic Funds Transfer and Network Services.  Our electronic funds transfer and debit card processing businesses offer settlement and card management solutions for financial institution card issuers. We provide traditional ATM- and PIN-based debit network access through NYCE, and emerging real-time payment alternatives are available through our PayNet® network. NYCE connects millions of cards and point-of-sale locations nationwide, providing consumers with secure, real-time access to their money. Also through NYCE and PayNet®, clients such as financial institutions, retailers and independent ATM operators can capitalize on the efficiency, consumer convenience and security of electronic real-time payments, real-time account-to-account transfers, and strategic alliances such as surcharge-free ATM network arrangements.

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Card Solutions.  More than 4,000 financial institutions use a combination of our technology and/or services to issue VISA®, MasterCard® or American Express® branded credit and debit cards or other electronic payment cards for use by both consumer and business accounts. Card transactions continue to increase as a percentage of total point-of-sale payments, which fuels continuing demand for card-related services. We offer Europay, MasterCard and VISA ("EMV") integrated circuit cards, often referred to as smart cards or chip cards, as well as a variety of stored-value card types and loyalty/reward programs. Our integrated services range from card production and activation to processing to an extensive range of fraud management services and value-added loyalty programs designed to increase card usage and fee-based revenues for financial institutions and merchants. The majority of our programs are full service, including most of the operations and support necessary for an issuer to operate a credit card program. We do not make credit decisions for our card issuing clients. We are also a leading provider of prepaid card services, which include gift cards and reloadable cards, with end-to-end solutions for development, processing and administration of stored-value programs.

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Item Processing and Output Services.  Our item processing services furnish financial institutions with the equipment needed to capture data from checks, transaction tickets and other items; image and sort items; process exceptions through keying; and perform balancing, archiving and the production of statements. Our item processing services are used by financial institutions and are performed at one of our multiple item processing centers located throughout the U.S. or on-site at client locations. Our extensive solutions include distributed (i.e., non-centralized) data capture, mobile deposit capture, check and remittance processing, fraud detection, and document and report management. Clients encompass banks and corporations of all sizes, from de novo banks to the largest financial institutions and corporations. We offer a number of output services that are ancillary to the primary solutions we provide, including print and mail capabilities, document composition software and solutions, and card personalization fulfillment services. Our print and mail services offer complete computer output solutions for the creation, management and delivery of print and fulfillment needs. We provide our card personalization fulfillment services for branded credit cards and branded and non-branded debit and prepaid cards.

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ePayment Solutions.  We provide reliable and scalable bill publishing and bill consolidation technology for our clients, generating and facilitating the payment of millions of monthly bills, servicing both billers and financial institution clients. Online bill payment functionality includes credit and debit card-based expedited payments, as well as our emerging person-to-person payment service, PeoplePay ™. Our end-to-end presentment and payment solution provides an all-in-one solution to meet billers’ needs for the distribution and collection of bills and other customer documents. FIS also provides Automated Clearing House ("ACH") processing.

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Retail Solutions. Our check authorization business provides check risk management and related services to businesses accepting or cashing checks. Our services assess the likelihood (and often provide a guarantee) that a check will clear. Our check authorization system uses artificial intelligence modeling and other state-of-the-art technology to deliver accuracy, convenience and simplicity to retailers. Our closed loop gift card solutions and loyalty programs provide merchants compelling solutions to drive consumer loyalty. In addition, our merchant processing service provides a merchant or financial institution a comprehensive solution to manage its merchant card activities, including point-of-sale equipment, transaction authorization, draft capture, settlement, charge-back processing and reporting.

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Government Payments Solutions.  We provide comprehensive, customized electronic service applications for government agencies, including Internal Revenue Service (IRS) payment services, government food stamp and nutrition programs known as Supplemental Nutrition Assistance Program (“SNAP”) and Women, Infants and Children ("WIC"). We also facilitate the collection of state income taxes, real estate taxes, utility bills, vehicle registration fees, driver’s license renewal fees, parking tickets, traffic citations, tuition payments, court fees and fines, hunting and fishing license fees, as well as various business licenses.

Global Financial Solutions

The Global Financial Solutions segment is focused on serving the largest financial institutions around the globe with banking and payments solutions, consulting and transformation services. GFS clients include the largest global financial institutions, including those headquartered in the United States, as well as all international financial institutions we serve as clients in more than 100 countries around the world. These institutions face unique business and regulatory challenges and account for the majority of financial institution information technology spend globally. The purchasing patterns of GFS clients vary from those of IFS clients who typically purchase solutions on an outsourced basis. GFS clients purchase our solutions and services in various ways including licensing and managing technology “in-house”, using consulting and third party services providers as well as fully outsourced end-to-end solutions. We have long-established relationships with many of these financial institutions that generate significant recurring revenue and reoccurring service revenue.

Our solutions in this segment include:

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Banking and Payments Services. The services delivered by FIS to GFS clients leverage many of the same financial and payments solutions we offer in our IFS segment. We provide core banking applications, channel solutions, debit/credit/and prepaid card and merchant services, wealth management services, item processing, outsourced ATM management and customer support and check risk management solutions to financial institutions, card issuers, commercial enterprises and government operations. Our banking solutions in the GFS segment cater to large global banks that have unique challenges and sales requirements. These solutions and services are delivered from multiple operations centers around the world and include fully outsourced core bank processing arrangements, application management and facilities management in addition to software licensing and maintenance. We also offer an application suite that assists automotive finance institutions in evaluating loan applications and credit risk and managing their loan and lease portfolios.

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Strategic Consulting Services. FIS, through its Capco subsidiary, provides complex integrated consulting and advisory, technology and large-scale IT transformation services to financial institutions. Capco consultants work with financial institutions to design and implement improvements in their information technology architecture, providing design, digital strategy consulting, program and change management and delivery services. Global financial institutions in particular can benefit from the combination of Capco's expertise with FIS' broad solution set as they transform in the evolving marketplace to restore customer confidence, reduce their cost structure and provide innovative solutions to their customers.

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Global Commercial Services. As our clients address their financial, regulatory, growth and security challenges, there is an increased trend toward outsourcing. Our global commercial services include solutions, both onshore and offshore, designed to meet the technology challenges facing clients, large or small, including financial institutions and non-financial institutions. These solutions range in scope from consulting engagements to application development projects and from operations support for a single application to full management of information technology infrastructures. We also provide outsourcing teams to manage costs, improve operational efficiency and transform our clients' back office and customer service processes.

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Syndicated Lending. Our syndicated loan applications are designed to support wholesale and commercial banking requirements necessary for all aspects of syndicated commercial loan origination, amendment, trade and servicing.

Revenues from our clients outside of North America included in GFS represented approximately 22% of total 2014 revenues, with potential for both growth in existing client accounts and new account penetration. Management believes the greatest potential for growth is in the Western European, Latin American and Asian markets. Our Brazilian joint venture partner, Banco Bradesco, is our largest GFS client and was responsible for 11% of GFS revenue in 2014 --See Related Party Note 5 to the Consolidated Financial Statements.

Corporate and Other

The Corporate and Other segment consists of corporate overhead expense, certain leveraged functions and miscellaneous expenses that are not included in the IFS or GFS segments.

The composition of our Corporate and Other segment has changed with the new segment presentation. Specifically, costs such as sales, finance, human resources and other administrative support functions that are directly attributable to IFS or GFS have been assigned to those reportable segments.

Sales and Marketing

We see a trend in the buying behavior of financial services sector clients away from single products and toward integrated solutions that best suit a particular market of clients. We have experienced sales personnel with expertise in particular services and markets as well as in the needs of particular types of clients. We believe that focusing our expertise in specific markets (e.g., global financial institutions, North American financial institutions) and tailoring integrated solution sets of particular value to participants in those markets will enable us to deliver better value to our clients and also help us leverage opportunities to cross-sell and up-sell. As a result, in 2014 we realigned our sales teams to better match our solution expertise with the market opportunity and client demand. In 2014, we hired additional personnel with a specific focus on global financial institutions and we expect to sustain and continue to invest in this market initiative. We target the majority of our potential clients via direct and/or indirect field sales, as well as inbound and outbound lead generation and telesales efforts. In 2015, we further aligned our sales teams to the IFS segment’s North American regional and community bank market and the GFS segment’s global and international financial institutions market based on the underlying solutions and services assigned to these two segments.

Our global marketing strategy is to develop and lead the execution of the IFS and GFS strategic marketing plans in support of their revenue and profitability goals and the FIS brand. Key components include thought leadership, integrated programs with consistent message development, internal and external communications, client conference content management, web content creation and management, trade shows, demand generation campaigns and collateral development and management. We leverage our sales and marketing teams across North America in IFS. In GFS, internationally, we have a regional sales and marketing coverage model and for larger or strategic clients, we further designate an engagement partner to manage the relationship and identify sales opportunities.

Patents, Copyrights, Trademarks and Other Intellectual Property

The Company owns intellectual property, including trademarks, trade names, copyrights and patents, that we believe are important to our future success. We rely on a combination of contractual restrictions, internal security practices, patents, copyrights and applicable law to establish and protect our software, technology and expertise worldwide. We rely on trademark law to protect our rights in those brands. We intend to continue taking appropriate measures to protect our intellectual property rights, including by legal action when necessary and appropriate. In general, we own the proprietary rights necessary for the conduct of our business, although we do license certain items from third parties under arms-length agreements for varying terms.

Competition

Our primary competitors include internal technology departments within financial institutions and retailers, data processing or software development departments of large companies or large computer manufacturers, companies that deliver software and integrated services to the financial services industry, third-party payment processors, independent computer services firms, companies that develop and deploy software applications, companies that provide customized development, implementation and support services, strategic consulting and technology consulting firms, and business process outsourcing companies. Some of these competitors possess greater financial, sales and marketing resources than we do. Competitive factors impacting the success of our services include the quality of the technology-based application or service, application features and functions, ease of delivery and integration, the ability of the provider to maintain, enhance and support the applications or services, price and overall relationship management. We believe that we compete favorably in each of these categories. In addition, we believe that our financial services industry expertise, combined with our ability to offer multiple applications, services and integrated solutions to individual clients, enhances our competitiveness against companies with more limited offerings.

In addition, our external competition continues to grow as international providers seek to bring their core processing and related products to the North American market. In this market we compete with International Business Machines Corporation (IBM), Fiserv, Inc., Jack Henry and Associates, Inc., Accenture Ltd., Alliance Data Systems Corporation, DST Systems, D+H Corporation, CSI, COCC, SAP, Black Knight Financial Services, CSC, SEI Investments Company, ACI Worldwide, SunGard Data Systems, Inc. and certain competitors in international markets have shown an increased presence in North America, including Oracle Financial Services Software Limited (formerly known as I-Flex Solutions Limited), Misys plc, Infosys Technologies and Temenos Group AG while others for now compete primarily in international markets, such as Alnova Technologies Corporation, Atos, TATA Capital and Polaris Technologies. A number of these competitors also provide ancillary financial and product solutions. Our competitors in the card services market include MasterCard Incorporated, Visa Inc., and third-party credit and debit card processors, such as First Data Corporation, Vantiv, Total System Services, Inc., HP Enterprise Services and Payment Systems for Credit Unions (PSCU). New non-traditional payments competitors include Apple, Google and Paypal. Competitors in the check risk management services market include First Data Corporation’s TeleCheck Services division, Heartland Payment Systems, Inc., Total Systems Services, Inc. and Global Payments, Inc.

Research and Development

Our research and development activities have related primarily to the design and development of processing systems and related software applications and risk management platforms. We expect to continue our practice of investing an appropriate level of resources to maintain, enhance and extend the functionality of our proprietary systems and existing software applications, to develop new and innovative software applications and systems to address emerging technology trends in response to the needs of our clients and to enhance the capabilities surrounding our outsourcing infrastructure. In addition, we intend to offer services that are compatible with new and emerging delivery channels.

As part of our research and development process, we evaluate current and emerging technology for compatibility with our existing and future software platforms. To this end, we engage with various hardware and software vendors in evaluation of various infrastructure components. Where appropriate, we use third-party technology components in the development of our software applications and service offerings. In the case of nearly all of our third-party software, enterprise license agreements exist for the third-party component and either alternative suppliers exist or transfer rights exist to ensure the continuity of supply. As a result, we are not materially dependent upon any third-party technology components. Third-party software may be used for highly specialized business functions, which we may not be able to develop internally within time and budget constraints. Additionally, third-party software may be used for commodity-type functions within a technology platform environment. We work with our clients to determine the appropriate timing and approach to introducing technology or infrastructure changes to our applications and services. In each of the years ended December 31, 2014, 2013 and 2012, approximately 2% to 3% of revenues were invested in research and development efforts.

Government Regulation

Our services are subject to a broad range of complex federal, state, and foreign regulation, including federal truth-in-lending and truth-in-savings rules, Regulation AA (Unfair or Deceptive Acts or Practices), privacy laws, usury laws, laws governing state trust charters, the Equal Credit Opportunity Act, the Electronic Funds Transfer Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Bank Secrecy Act, the USA Patriot Act, the Internal Revenue Code, the Employee Retirement Income Security Act, the Health Insurance Portability and Accountability Act, the Community Reinvestment Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"). The compliance of our services and applications with these and other applicable laws and regulations depends on a variety of factors, including the manner in which our clients use them. Our clients are contractually responsible for determining what is required of them under applicable laws and regulations so that we can assist them in their compliance efforts. The failure of our services to comply with applicable laws and regulations could result in restrictions on our ability to provide them, as well as the imposition of civil fines and/or criminal penalties. The principal areas of regulation impacting our business are:

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Oversight by Banking Regulators. As a provider of electronic data processing and back-office services to financial institutions, FIS is subject to regulatory oversight and examination by the Federal Financial Institutions Examination Council ("FFIEC"), an interagency body of the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the National Credit Union Administration and various state regulatory authorities as part of the Multi-Region Data Processing Servicer Program ("MDPS"). The MDPS program includes technology suppliers who provide mission critical applications for a large number of financial institutions that are regulated by multiple regulatory agencies. Periodic information technology examination assessments are performed using FFIEC Interagency guidelines to identify potential risks that could adversely affect serviced financial institutions, determine compliance with applicable laws and regulations that affect the services provided to financial institutions and ensure the services we provide to financial institutions do not create systemic risk to the banking system or impact the safe and sound operation of the financial institutions we process. In addition, independent auditors annually review several of our operations to provide reports on internal controls for our clients’ auditors and regulators. We are also subject to review under state and foreign laws and rules that regulate many of the same activities that are described above, including electronic data processing and back-office services for financial institutions and the use of consumer information. Our U.S. based wealth management business holds charters in the states of Georgia and Delaware which exposes us to further regulatory compliance requirements of the Georgia Department of Banking and Finance and the Office of the Commissioner of Banking in the State of Delaware. In addition, our Platform Securities, LLC subsidiary in the U.K. is subject to regulation by the Financial Conduct Authority ("FCA") as a custodian involved in the safeguarding and administration of assets of its professional and retail customers. The FCA has increased regulatory mandate under U.K. law effective April 1, 2014 and other businesses of ours in the U.K. will become subject to regulation under the FCA in the coming year.

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Privacy.  Our financial institution clients are required to comply with privacy regulations imposed under the Gramm-Leach-Bliley Act. These regulations place restrictions on the use of non-public personal information. All financial institutions must disclose detailed privacy policies to their customers and offer them the opportunity to direct the financial institution not to share information with third parties. The regulations, however, permit financial institutions to share information with non-affiliated parties who perform services for the financial institutions. As a provider of services to financial institutions, we are required to comply with the privacy regulations and are bound by the same limitations on disclosure of the information received from our clients as apply to the financial institutions themselves.

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Money Transfer.  Elements of our cash access and money transmission businesses are registered as a Money Services Business and are subject to the USA Patriot Act and reporting requirements of the Bank Secrecy Act and U.S. Treasury Regulations. These businesses may also be subject to certain state, local and tribal licensing requirements. The Financial Crimes Enforcement Network, state attorneys general, and other agencies have enforcement responsibility over laws relating to money laundering, currency transmission, and licensing. In addition, most states have enacted statutes that require entities engaged in money transmission and the sale of stored value cards to register as a money transmitter with that jurisdiction's banking department.

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Consumer Reporting and Protection.  Our retail check authorization services (Certegy Check Services) and account opening services, including credit scoring analysis (ChexSystems) maintain databases of consumer information and, as a consequence, are subject to the Federal Fair Credit Reporting Act and similar state laws. Among other things, the Federal Fair Credit Reporting Act imposes requirements on us concerning data accuracy, and provides that consumers have the right to know the contents of their files, to dispute their accuracy, and to require verification or removal of disputed information. The Federal Trade Commission, as well as state attorneys general and other agencies, have enforcement responsibility over the collection laws, as well as the various credit reporting laws. In furtherance of our objectives of data accuracy, fair treatment of consumers, protection of consumers’ personal information, and compliance with these laws, we strive to, and have made considerable investment to, maintain a high level of security for our computer systems in which consumer data resides, and we maintain consumer relations call centers to facilitate efficient handling of consumer requests for information and handling disputes. We also are focused on ensuring our operating environments safeguard and protect consumer's personal information in compliance with these laws.

The Dodd-Frank Act was enacted and signed into law on July 21, 2010. Among other provisions, this legislation created the Consumer Financial Protection Bureau (the "CFPB"), whose sole focus is to develop, implement and, with respect to financial institutions with more than $10 billion in assets, enforce consumer protection rules promulgated by the CFPB, including enhanced oversight of non-financial institutions providing financial services. For financial institutions with less than $10 billion in assets, enforcement of the rules will be carried out by such institution's primary federal regulator. Certain of our businesses that affect end consumers are subject to examination by these regulators from time to time.

Our consumer reporting and facing businesses are subject to CFPB bulletin 2013-7 an update to the former Regulation A- Unfair Deceptive Acts or Practices, which states the definition of Unfair, Deceptive or Abusive Acts or Practices (UDAAP). This specific bulletin states that UDAAPs can cause significant financial injury to consumers, erode consumer confidence, and undermine fair competition in the financial marketplace. Original creditors and other covered persons and service providers under the Dodd-Frank Act involved in collecting debt related to any consumer financial product or service are subject to the prohibition against UDAAPs in the Dodd-Frank Act.

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Debt Collection.  Our collection services supporting our check, card and payment environments are subject to the Federal Fair Debt Collection Practices Act and various state collection laws and licensing requirements. The Federal Trade Commission, as well as state attorneys general and other agencies, have enforcement responsibility over the collection laws, as well as the various credit reporting laws.

The foregoing list of laws and regulations to which our Company is subject is not exhaustive, and the regulatory framework governing our operations changes continuously. Enactment of new laws and regulations may increasingly affect the operations of our business, directly and indirectly, which could result in substantial regulatory compliance costs, litigation expense, adverse publicity, and/or loss of revenue.

Information Security

Globally, attacks on information technology systems continue to grow in frequency, complexity and sophistication. Such attacks have become a point of focus for individuals, businesses and governmental entities. The objectives of these attacks include, among other things, gaining unauthorized access to systems to facilitate financial fraud, disrupt operations, cause denial of service events, corrupt data, and steal non-public, sensitive information. FIS is not immune to such attacks. As part of our business, we electronically receive, process, store and transmit a wide range of confidential information, including but not limited to sensitive information of our clients and personal consumer data. For more information on Information Security, see Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations.
Employees

As of December 31, 2014, we had approximately 40,000 employees, including approximately 25,000 employees principally employed outside of the U.S. None of our U.S. workforce currently is unionized. Approximately 11,000 of our employees, primarily in Brazil and Germany, are represented by labor unions or work councils. We consider our relations with employees to be good.

Available Information

Our Internet website address is www.fisglobal.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, available, free of charge, on that website as soon as reasonably practicable after we file or furnish them to the Securities and Exchange Commission. Our Corporate Governance Policy and Code of Business Conduct and Ethics are also available on our website and are available in print, free of charge, to any shareholder who mails a request to the Corporate Secretary, Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, FL 32204 USA. Other corporate governance-related documents can be found at our website as well. However, the information found on our website is not a part of this or any other report.